UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2011

Anoteros, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52561	88-0368849
(Commission File Number)	(IRS Employer Identification No.)

24328 Vermont Avenue, #300, Harbor City, CA	90710
(Address of Principal Executive Offices)	(Zip Code)

(480) 478-0008

(Registrant’s Telephone Number, Including Area Code)

2445 Fifth Avenue, Suite 440, San Diego, CA 92101

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 29, 2011, Anoteros, Inc. (“Anoteros” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with COA Holdings, Inc., a Nevada corporation (“COAH”), Antero Payment Solutions, Inc., a Nevada corporation and wholly-owned subsidiary of Anoteros (“Merger Sub”), and certain Major Shareholders of COAH (the “Major Shareholders”) whereby Anoteros will acquire COAH through the Merger of COAH with and into Merger Sub (the “Merger”) with Merger Sub being the surviving corporation, and the business of COAH continuing through Merger Sub, under the name Antero Payment Solutions, Inc., as a wholly-owned subsidiary of the Company.

The closing of the Merger occurred on April 29, 2011 (the “Effective Time”)

As a result the Merger Agreement:

(a)

 each outstanding share of COAH common stock shall be cancelled, extinguished and converted into and become the right to receive their pro rata portion of the Merger Consideration which shall be equal to the number of shares of COAH Common Stock held by each COAH Shareholder multiplied by the Exchange Ratio of 0.739127395 (the “Exchange Ratio”), rounded, if necessary, up to the nearest whole share of restricted Common Stock of the Company.  Based on the Exchange Ratio, as a result of the Merger, the COAH Shareholders will own approximately 48,361,737 restricted shares of the Company.

(b)

each COAH Warrant to purchase shares of COAH Common Stock, whether vested or unvested, shall cease to represent a right to acquire shares of COAH Common Stock and shall be converted, without any action on the part of such Warrant Holder, into a warrant to purchase shares of restricted the Company’s Common Stock (a “Company Warrant”) on the same terms and conditions as were applicable under such COAH Warrant prior to the Effective Time. The number of shares of Company Common Stock subject to each such Company Warrant shall be equal to the number of shares of COAH Common Stock subject to each such COAH Warrant multiplied by the Exchange Ratio, rounded, if necessary, up to the nearest whole share of Company Common Stock, and such Company Warrant shall have an exercise price per share (rounded to the nearest cent) equal to the per share exercise price specified in such COAH Warrant divided by the Exchange Ratio;

(c)

the number of shares which each Convertible Note is entitled to convert into COAH Common Stock, shall be adjusted such that such Convertible Note shall represent a right to acquire the number of shares of Company Common Stock equal to the number of shares of COAH Common Stock subject to each such Convertible Note multiplied by the Exchange Ratio, rounded, if necessary, up to the nearest whole share of Company Common Stock, and shall have a conversion price per share (rounded to the nearest cent) equal to the per share conversion price specified in such Convertible Note divided by the Exchange  Ratio.

A description of the specific terms and conditions of the Merger is set forth in the Merger Agreement filed as an Exhibit 2.01 to the Form 8-K filed by the Company on March 30, 2011 and is incorporated herein by reference.

Doolittle Option Agreement

On April 29, 2011, pursuant to the terms of the Merger Agreement, the Company entered into an Option Agreement with George G. Chachas, under which George G. Chachas will have the Option to call and acquire all of the capital stock of Doolittle Edutainment Corp., a wholly-owned subsidiary of the Company which owns all assets and intellectual property relating to the Doolittle character and line of children books, and Mr. Chachas granted the Company with the Option to put all of the capital stock of Doolittle Edutainment Corp. (including all assets and intellectual property owned by Doolittle Edutainment) and liabilities associated with Doolittle Edutainment Corp., and of the Company, as of March 31, 2011, to Mr. Chachas, which would result in the elimination of Doolittle Edutainment as a business unit and all liabilities of the Company will transfer to Doolittle Edutainment.

The foregoing summary description of the terms of the Option Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Option Agreement, this reference is made to such agreement, which is filed as Exhibit 10.7 hereto and is incorporated herein by this reference.

Employment Agreements

Michael J. Sinnwell, Jr.

Effective April 29, 2011, the Company entered into an Employment Agreement with Michael J. Sinnwell Jr.  Pursuant to Mr. Sinnwell’s Employment Agreement, Mr. Sinnwell shall serve as the President, Chief Executive Officer of the Company and its subsidiary, Antero Payment Solutions Inc., for an initial term of five (5) years.

During the term of Mr. Sinnwell’s Employment Agreement, Mr. Sinnwell will receive a base salary as follows:

(i)

For the period from the Effective Date through April 15, 2012, a Base Salary of ninety-thousand dollars ($90,000) per year;

(ii)

 For the period from April 15, 2012 through April 15, 2013, a Base Salary of one hundred twenty-five thousand dollars ($125,000) per year;

(iii)

For the period from April 15, 2013 through April 14, 2014, a Base Salary of one hundred fifty thousand dollars ($150,000) per year;

(iv)

For the period from April 15, 2014 through April 15, 2015, a Base Salary of two hundred twenty-five thousand dollars ($225,000) per year;

(v)

For the period from April 15, 2015 through April 15, 2016, and thereafter, a Base Salary of two hundred twenty-five thousand dollars ($250,000) per year; and

(vi)

After the initial five (5) year term, the Base Salary is subject to annual increases in the sole discretion of the board of directors of the Company.

Mr. Sinnwell has agreed that said base salary shall be deferred for a period of three (3) months from the Effective Time, at which time it will be due and payable.

In addition, Company has granted to Mr. Sinnwell an option to purchase up to 1,000,000 shares of the Company’s common stock, with an exercise price of $1.00 per share with regard to the 20% of such options that vest during the first year following the Effective Date; with an exercise price of $2.00 per share with regard to the 20% of such options that vest during the second year following the Effective Date; with an exercise price of $3.00 per share with regard to the 20% of such options that vest during the third year following the Effective Date; with an exercise price of $4.00 per share with regard to the 20% of such options that vest during the fourth year following the Effective Date; and with an exercise price of $5.00 per share with regard to the 20% of such options that vest during the fifth year following the Effective Date (collectively the “Options”).  One-sixtieth (1/60) of the total number of shares subject to the Options shall vest and become exercisable at the end of each month following the Effective Date on the same day of each month as the Effective Date, so that all shares subject to the Options will be fully vested on the fifth anniversary of the Effective Date.  These Options will be exercisable for a period of seven years from the date of grant and will be incentive stock options to the extent permitted by applicable law.

The foregoing summary description of the terms of the Sinnwell Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Sinnwell Agreement, this reference is made to such agreement, which is filed as Exhibit 10.8 hereto and is incorporated herein by this reference.

Kevin Vining

Effective April 29, 2011, the Company’s wholly-owned subsidiary, Antero Payment Solutions Inc., entered into an Employment Agreement with Kevin Vining.  Pursuant to the Mr. Vining’s Employment Agreement, Mr. Vining shall serve as the Vice President of Business Development for Antero Payment Solutions, for an initial term of five (5) years.  Mr. Vining shall receive a base salary of $1,000 per month, and a monthly commission equal to $0.10 per card, issued by Antero Payment Solutions, which issuance was facilitated by Mr. Vining. The commissions shall be payable to Mr. Vining within thirty (30) days of the end of each month with regard to the prior months receipts by Antero for cards issued by Antero through the efforts of Mr. Vining.

Mr. Vining has agreed that said base salary shall be deferred for a period of three (3) months from the Effective Time, at which time it will be due and payable.

Mr. Vining shall be entitled to the benefits of such group medical, travel and accident, short- and long-term disability, and term life insurance, if any, as the Company shall make generally available from time to time to the Company’s executive officers. Antero shall reimburse Mr. Vining, for reasonable out-of-pocket expenses incurred by Mr. Vining relating to the business or affairs of the Company or the performance of his duties, including reasonable expenses respecting entertainment, travel, and similar items.

The foregoing summary description of the terms of Mr. Vining’s Employment may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Vining Agreement, this reference is made to such agreement, which is filed as Exhibit 10.9 hereto and is incorporated herein by this reference.

Confidential Information and Invention Assignment Agreements

Effective April 29, 2011, and as a condition of the Merger Agreement, Messrs. Michael Jr, Sinnwell Jr., and Kevin Vining entered into Confidential Information and Invention Assignment Agreements, which are filed as Exhibit 10.10 and Exhibit 10.11,  hereto, respectively and are incorporated herein by this reference.

Lock-Up Agreements

Effective April 29, 2011, and as a condition of the Merger Agreement, Glenn Geller, Gregg Geller, Gaden Griffin, Tom Kelley, Marla Beans and Tom Smith being prior officers, directors and/or affiliates and principals of COAH entered into Lock-Up Agreements which provide that during the first 12 months following the Effective Time, such parties shall not sell, or be entitled to sell any shares of the Company’s Common Stock.  During the period commencing at the end of the 12 months following the Effective Time and through the date which is 24 months after the Effective Time, the aforementioned parties shall not sell, or be entitled to sell, more than an aggregate of 50,000 their respective shares of the Company’s Common Stock, per quarter in either private transactions or open market trading should a public trading market develop for the sale of the Company’s Common Stock.

The foregoing summary description of the terms of the Lock-Up Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Option Agreement, this reference is made to such agreement, which are filed as Exhibit 10.12 through Exhibit 10.17,  hereto respectively and are incorporated herein by this reference.

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Merger is incorporated by reference into this Item 2.01.

ITEM 3.02 – UNREGISTERED SHARES OF EQUITY SECURITIES.

On April 29, 2011, immediately prior to the Effective Date of the Merger referred in Item 1.01 above, and as a condition to the Closing of the Merger, the Company issued 2,000,000 restricted shares of the Company’s Common Stock to an accredited investor, for an aggregate sum of $200,000 in cash.  The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

ITEM 5.01 – CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.  Based on the Exchange Ratio, as a result of the Merger, the COAH Shareholders will own approximately 48,361,737 restricted shares of the Company which will represent 89.99% of our issued and outstanding shares of common stock.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 29, 2011, pursuant to the terms of the Merger Agreement, at the Effective Time, George G. Chachas resigned as a director and officer of the Company and the Surviving Corporation, Antero Payment Solutions Inc., and Jennifer Karlovsky resigned as a director of the Company.  Pursuant to the terms of the Merger Agreement, at the Effective Time, and Michael J. Sinnwell Jr., Michael Lerma and Robert O’Connor were appointed as the directors of the Company and the Surviving Corporation, Antero Payment Solutions Inc., to serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Additionally, at the Effective Time Michael J. Sinnwell Jr. was appointed as the President, Chief Executive Officer and Secretary of the Company and the Surviving Corporation, Anetero Payment Solutions, Inc., and Michael Lerma was appointed as the Chief Financial Officer of the Company and the Surviving Corporation, Anetero Payment Solutions, Inc., to serve until the earlier of their resignation, removal or until their respective successors are duly elected and qualified, as the case may be.

Michael J. Sinnwell, Jr.

Mr. Sinnwell has more than 17 years experience, including telecommunications, quality assurance, financial services, software development, and information technology.  Mr. Sinnwell joined COA Holdings after selling Sinnper, Inc., a company founded by Mr. Sinnwell to provide outsourced business services, including call center services, supply chain management, order fulfillment, networking, and security consulting.  Mr. Sinnwell has conducted extensive training and provided consultations throughout the world in a variety of information technology areas. Mr. Sinnwell successfully developed and led technology solutions for companies.  Delivering key results for industry leaders like PULSE® élan, Discover® and MasterCard®.   Mr. Sinnwell was chosen as President of Antero Payment because of his experiences in applying and executing sound business strategies, and attracting, developing, training, and retaining talented individuals.

Robert H. O'Connor

Mr. O’Connor has been the owner of O'Connor Investment Company for over 30 years. He has developed substantial business experience in the course of originating real estate loans and business loans in California.  Mr. O'Connor is an early stage investor in several notable companies, including Mail.com, which is a media company that is currently expanding into India and China. He has been a member of the Board of Directors of National Automation Services, Inc., since 2007.  Mr. O'Connor has developed substantial real estate and business projects, and he has achieved successful results with these projects.  Mr. O'Connor earned his Law Degree in 1975 at Lincoln University.

Michael R. Lerma

Mr. Lerma has over 20 years experience working for a number of Fortune 100 companies across multiple industries including investment banking, financial services, pharmaceutical, and executive recruiting. Mr. Lerma spent several years as a senior analyst in the Management Information Systems division at Wall Street firm Goldman. Sachs & Co. Additionally, he has worked with TIAA-CREF, Chase Manhattan Bank and Kodak, where he performed financial analysis, project management, corporate strategy, and Telecommunications.

ITEM 8.01 – Other Events

On April 29, 2011, at the Effective Date of the Merger referred in Item 1.01 above, and as a condition to the Closing of the Merger, the Company paid the sum of $200,000 against the balance of the promissory note payable by the Company to the George G. Chachas Trust.

Item 9.01 – Financial Statements and Exhibits

(a)

Financial Statements.  We intend to file an amendment to this report upon receipt of the completed financial statements for the Business Acquired pursuant to Rule 8-04 of Regulation S-X.

(d)

Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
2.01	Agreement and Plan of Merger dated March 29, 2011 by and among Anoteros, Inc., COA Holdings, Inc., Antero Payment Solutions, Inc. and certain Major Shareholders(1)

10.07	Option Agreement dated April 29, 2011(2)

10.08	Michael J. Sinnwell Jr. – Employment Agreement dated April 29, 2011(2)

10.09	Kevin Vining – Employment Agreement dated April 29, 2011(2)

10.10	Michael J. Sinnwell Jr., – Confidential Information and Invention Assignment Agreement(2)

10.11	Kevin Vining – Confidential Information and Invention Assignment Agreement(2)

10.12	Glenn Geller – Lock-Up Agreement(2)

10.13	Greg Geller – Lock-Up Agreement(2)

10.14	Gaden Griffin – Lock-Up Agreement(2)

10.15	Tom Kelley - Lock-Up Agreement(2)

10.16	Marla Beans - Lock-Up Agreement(2)

10.17	Tom Smith - Lock-Up Agreement(2)

(1)

Incorporated by reference to our Form 8-K filed with the SEC on March 30, 2011.

(2)

Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Anoteros, Inc.

Dated: May 3, 2011

/s/ Michael J. Sinnwell Jr.

By: Michael J. Sinnwell Jr.

Its:  President and Chief Executive Officer